UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2021 (April 15, 2021)

Cornerstone Building Brands, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5020 Weston Parkway Suite 400 Cary, NC	27513
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 419-0042

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock $.01 par value per share	CNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 19, 2021, Cornerstone Building Brands, Inc. (the “Company”) announced that it had delivered a conditional notice of redemption (the “Notice”) to the trustee of the outstanding 8.00% senior notes due 2026 (the “Notes”). The Notice called for the redemption of all of the $645.0 million aggregate principal amount of the Notes (the “Senior Notes Redemption”) and was conditioned on the completion by the Company of certain refinancing transactions, including the extension and refinancing of the Company’s senior credit facilities (the “Extension and Refinancing”).

On April 15, 2021, the Company entered into a Second Amendment to Cash Flow Credit Agreement, a Third Amendment to Cash Flow Credit Agreement, an Increase Supplement to Cash Flow Credit Agreement and an Amendment No. 6 to ABL Credit Agreement (each defined below), the proceeds of which (i) were used to partially fund the Senior Notes Redemption and pay any fees and expenses incurred in connection therewith and (ii) will be used to finance the working capital, capital expenditures and business requirements of the Company and its subsidiaries and for other general corporate purposes. In connection with the Extension and Refinancing, the Company also updated its existing interest rate hedging instruments to reflect the new maturity profile of the Company's senior credit facilities.

On April 15, 2021, the conditions to the redemption were satisfied, and the Notes were redeemed in full.

Cash Flow Credit Agreement

On April 12, 2018, Ply Gem Midco, Inc. (“Ply Gem Midco”) entered into a Cash Flow Credit Agreement (the “Cash Flow Credit Agreement”), by and among Ply Gem Midco, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Cash Flow Agent”), and the several banks and other financial institutions from time to time party thereto (the “Cash Flow Lenders”), which provided for (i) a cash flow-based revolving credit facility (the “Existing Cash Flow Revolver”) of up to $115.0 million, maturing on April 12, 2023, and (ii) a term loan facility (the “Existing Term Loan Facility” and together with the Existing Cash Flow Revolver, the “Existing Cash Flow Facilities”) in an original aggregate principal amount of $1,755.0 million. On November 14, 2018, Ply Gem Midco entered into a First Amendment to the Cash Flow Credit Agreement, between Ply Gem Midco and the Cash Flow Agent, which amended the Cash Flow Credit Agreement in order to make the updates set forth therein. On November 16, 2018, Ply Gem Midco entered into a Lender Joinder Agreement, by and among Ply Gem Midco, the additional commitment lender party thereto and the Cash Flow Agent, which amended the Cash Flow Credit Agreement in order to, among other things, increase the aggregate principal amount of the Existing Term Loan Facility by $805.0 million. On November 16, 2018, the Company and Ply Gem Midco entered into a joinder agreement with respect to the Existing Cash Flow Facilities, and the Company became the Borrower (as defined in the Cash Flow Credit Agreement) under the Existing Cash Flow Facilities.

On April 15, 2021, the Company entered into a Second Amendment to Cash Flow Credit Agreement (the “Second Amendment”), among the Company, the Cash Flow Lenders party thereto and the Cash Flow Agent, which amended the Cash Flow Credit Agreement to, among other things, (x) terminate $92.0 million of commitments by Cash Flow Lenders under the Existing Cash Flow Revolver and (y) replace such commitments with $92.0 million of extended cash flow-based revolving commitments, maturing on April 12, 2026 (the “Extended Cash Flow Revolver” and together with the Existing Cash Flow Revolver, the “Cash Flow Revolver”).

On April 15, 2021, the Company entered into (i) a Third Amendment to Cash Flow Credit Agreement (the “Third Amendment”), among the Company, the subsidiary guarantors parties thereto, the Cash Flow Lenders party thereto and the Cash Flow Agent and (ii) an Increase Supplement (the “Increase Supplement”), between the Company and JPMorgan Chase Bank, N.A., as the increasing lender. The Third Amendment amended the Cash Flow Credit Agreement to, among other things, refinance the Existing Term Loan Facility with Tranche B Term Loans in an aggregate principal amount of approximately $2,491.6 million, maturing on April 12, 2028. The Increase Supplement supplemented the Cash Flow Credit Agreement to, among other things, increase the aggregate principal amount of the Tranche B Term Loan Facility by approximately $108.4 million (the “Incremental Tranche B Term Loans”), for a total principal amount of $2,600.0 million (the “Tranche B Term Loan Facility” and together with the Cash Flow Revolver, the “Cash Flow Facilities”). Proceeds of the Incremental Tranche B Term Loans were used, together with cash on hand, (i) for the Senior Notes Redemption and (ii) to pay any fees and expenses incurred in connection with the Extension and Refinancing and the Senior Notes Redemption.

The Tranche B Term Loan Facility amortizes in nominal quarterly installments equal to one percent of the aggregate initial principal amount thereof per annum, with the remaining balance payable upon final maturity of the Term Loan Facility on April 12, 2028. There are no amortization payments under the Cash Flow Revolver. Borrowings under the Extended Cash Flow Revolver of up to $92.0 million mature on April 12, 2026 and borrowings under the Existing Cash Flow Revolver of up to $23.0 million mature on April 12, 2023. At April 15, 2021, following consummation of the Extension and Refinancing, there was $2,600.0 million outstanding under the Term Loan Facility and no amounts drawn on the Cash Flow Revolver.

The Tranche B Term Loan Facility bears annual interest at a floating rate measured by reference to, at the Company’s option, either (i) an adjusted London inter-bank offered rate, or “LIBOR,” (subject to a floor of 0.50%) plus an applicable margin of 3.25% per annum or (ii) an alternate base rate plus an applicable margin of 2.25% per annum.

Loans outstanding under the Cash Flow Revolver bear annual interest at a floating rate measured by reference to, at the Company’s option, either (i) an adjusted London inter-bank offered rate, or “LIBOR,” (subject to a floor of 0.00%) plus an applicable margin ranging from 2.50% to 3.00% per annum depending on the Company’s secured leverage ratio or (ii) an alternate base rate plus an applicable margin ranging from 1.50% to 2.00% per annum depending on the Company’s secured leverage ratio. Additionally, unused commitments under the Cash Flow Revolver are subject to a fee ranging from 0.25% to 0.50% per annum depending on the Company’s secured leverage ratio.

The Tranche B Term Loan Facility may be prepaid at the Company’s option at any time, subject to minimum principal amount requirements. Prepayments of the Term Loan Facility in connection with a repricing transaction (as defined in the Cash Flow Credit Agreement) on or prior to October 15, 2021 are subject to a 1.00% prepayment premium. Prepayments may otherwise be made without premium or penalty (other than customary breakage costs). The Cash Flow Revolver may be prepaid at the Company’s option at any time without premium or penalty (other than customary breakage costs), subject to minimum principal amount requirements.

Subject to certain exceptions, the Tranche B Term Loan Facility is subject to mandatory prepayment in an amount equal to:

•	the net cash proceeds of (1) certain asset sales, (2) certain debt offerings, and (3) certain insurance recovery and condemnation events; and

•	50% of annual excess cash flow (as defined in the Cash Flow Credit Agreement), subject to reduction to 25% and 0% if a specified secured leverage ratio targets are met to the extent that the amount of such excess cash flow exceeds $10.0 million.

The Cash Flow Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants. The negative covenants, among other things, will limit or restrict the ability of the Company and its subsidiaries to incur additional indebtedness; make dividends and other restricted payments; incur additional liens; consolidate, merge, sell or otherwise dispose of all or substantially all assets; make investments; transfer or sell assets; enter into restrictive agreements; change the nature of the business; and enter into certain transactions with affiliates.

Subject to certain conditions, without the consent of the then existing lenders (but subject to the receipt of commitments), either the Tranche B Term Loan Facility or the Cash Flow Revolver may be expanded (or a new term loan facility, revolving credit facility or letter of credit facility added) by up to (i) the greater of (x) $333.0 million and (y) an amount equal to 75.0% of consolidated EBITDA for the four most recently ended fiscal quarters for which financial statements of the Company are available plus (ii) an unlimited amount either (x) as will not cause the secured leverage ratio after giving effect to the incurrence of such additional amount and any use of proceeds thereof to exceed 4.50 to 1.00 or (y) if incurred in connection with an acquisition or other investment permitted under the Cash Flow Credit Agreement, the pro forma secured leverage ratio after giving effect to such incurrence and acquisition or investment does not exceed the secured leverage ratio in effect prior to such transactions. Amounts available pursuant to clause (ii) of the preceding sentence may be utilized prior to amounts under clause (i).

The obligations under the Cash Flow Credit Agreement are guaranteed by each direct and indirect wholly-owned U.S. restricted subsidiary of the Company, subject to certain exceptions, and are secured by:

•	a perfected security interest in substantially all tangible and intangible assets of the Company and each subsidiary guarantor (other than ABL Priority Collateral (as defined below)), including the capital stock of each direct material wholly-owned U.S. restricted subsidiary owned by the Company and each subsidiary guarantor, and 65% of the capital stock of any non-U.S. subsidiary held directly by the Company or any subsidiary guarantor, subject to certain exceptions (the “Cash Flow Priority Collateral”), which security interest will be senior to the security interest in the foregoing assets securing the ABL Facility; and

•	a perfected security interest in the ABL Priority Collateral, which security interest will be junior to the security interest in the ABL Priority Collateral securing the ABL Facility.

The Cash Flow Revolver includes a financial covenant set at a maximum secured leverage ratio of 7:75 to 1.00, which will apply if the outstanding amount of loans and drawings under letters of credit which have not then been reimbursed exceeds a specified threshold at the end of any fiscal quarter.

The foregoing summary of the Cash Flow Credit Agreement, as amended and supplemented, the related guarantee and collateral agreement and joinder agreements (collectively, the “Cash Flow Credit Agreement Documents”), does not purport to be a complete description and is subject to and qualified in its entirety by reference to the full text of the Cash Flow Credit Agreement Documents, copies of which are attached as Exhibits 10.1-10.8 to this Current Report on Form 8-K and are incorporated herein by reference.

ABL Credit Agreement

On April 12, 2018, Ply Gem Midco and certain subsidiaries of Ply Gem Midco entered into an ABL Credit Agreement (the “ABL Credit Agreement”), by and among Ply Gem Midco, the subsidiary borrowers from time to time party thereto, UBS AG, Stamford Branch, as administrative agent and collateral agent (the “ABL Agent”), and the several banks and other financial institutions from time to time party thereto, which provided for an asset-based revolving credit facility (the “ABL Facility”) of up to $360.0 million, consisting of (i) $285.0 million available to U.S. borrowers (subject to U.S. borrowing base availability) (the “ABL U.S. Facility”) and (ii) $75.0 million available to both U.S. borrowers and Canadian borrowers (subject to U.S. borrowing base and Canadian borrowing base availability) (the “ABL Canadian Facility”). On October 15, 2018, Ply Gem Midco entered into Amendment No. 2 to the ABL Credit Agreement, by and among Ply Gem Midco, the incremental lender party thereto and the ABL Agent, which amended the ABL Credit Agreement in order to, among other things, increase the aggregate commitments under the ABL Facility by $36.0 million to $396.0 million overall, and with the (x) ABL U.S. Facility being increased from $285.0 million to $313.5 million and (y) the ABL Canadian Facility being increased from $75.0 million to $82.5 million. On November 16, 2018, Ply Gem Midco entered into Amendment No. 4 to the ABL Credit Agreement, by and among Ply Gem Midco, the incremental lenders party thereto and the ABL Agent, which amended the ABL Credit Agreement in order to, among other things, increase the aggregate commitments under the ABL Facility by $215.0 million (the “Incremental ABL Commitments”) to $611.0 million overall, and with the (x) ABL U.S. Facility being increased from $313.5 million to approximately $483.7 million and (y) the ABL Canadian Facility being increased from $82.5 million to approximately $127.3 million. On November 16, 2018, the Company and Ply Gem Midco entered into a joinder agreement with respect to the ABL Facility, and the Company became the Parent Borrower (as defined in the ABL Credit Agreement) under the ABL Facility. On September 4, 2020, the Company entered into Amendment No. 5 to the ABL Credit Agreement, by and among the Company, the subsidiary borrowers party thereto, the lenders party thereto and the ABL Agent, which amended the ABL Credit Agreement in order to make the updates set forth therein. On April 15, 2021, the Company entered into Amendment No. 6 to the ABL Credit Agreement, by and among the Company, the subsidiary borrowers party thereto, the several banks and financial institutions party thereto and the ABL Agent, which amended the ABL Credit Agreement in order to, among other things, (x) terminate the existing revolving commitments of each of the Extending ABL Credit Lenders (as defined in therein), originally maturing on April 12, 2023 (the “Existing ABL Commitments”), and (y) the replacement of such Existing ABL Commitments with an extended revolving commitment of $611.0 million, maturing on April 12, 2026 (the “Extended ABL Commitments”). The Company and, at the Company’s option, certain of the Company’s subsidiaries are the borrowers under the ABL Facility. As of April 15, 2021, (a) Ply Gem Industries, Inc., Atrium Windows and Doors, Inc., NCI Group, Inc. and Robertson-Ceco II Corporation were U.S. subsidiary borrowers under the ABL Facility, and (b) Gienow Canada Inc., Mitten Inc. and Robertson Building Systems Limited were Canadian borrowers under the ABL Facility. At April 15, 2021, following consummation of the Extension and Refinancing, there was $30.0 million of revolving loans drawn and $35.4 million of letters of credit issued under the ABL Facility.

Borrowing availability under the ABL Facility is determined by a monthly borrowing base collateral calculation that is based on specified percentages of the value of eligible inventory, eligible accounts receivable and eligible credit card receivables, less certain reserves and subject to certain other adjustments as set forth in the ABL Credit Agreement. Availability is reduced by issuance of letters of credit as well as any borrowings.

Loans outstanding under the ABL Facility bear interest at a floating rate measured by reference to, at the Company’s option, either (i) an adjusted London inter-bank offered rate, or “LIBOR,” (subject to a LIBOR floor of 0.00%) plus an applicable margin ranging from 1.25% to 1.75% per annum depending on the average daily excess availability under the ABL Facility or (ii) an alternate base rate plus an applicable margin ranging from 0.25% to 0.75% per annum depending on the average daily excess availability under the ABL Facility. Additionally, unused commitments under the ABL Facility are subject to a 0.25% per annum fee.

The ABL Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants. The negative covenants, among other things, will limit or restrict the ability of the Company and its subsidiaries to incur additional indebtedness; make dividends and other restricted payments; incur additional liens; consolidate, merge, sell or otherwise dispose of all or substantially all assets; make investments and acquisitions; transfer or sell collateral; enter into restrictive agreements; change the nature of the business; and enter into certain transactions with affiliates. The negative covenants are subject to customary exceptions and also permit acquisitions, investments, mergers, consolidations and amalgamations, asset sales, dividends and other restricted payments, and sales of all or substantially all assets involving subsidiaries upon satisfaction of a “payment condition”. The payment condition is deemed satisfied upon 30-day specified availability and specified availability exceeding agreed upon thresholds and, in certain cases, the absence of specified events of default or known events of default and pro forma compliance with a fixed charge coverage ratio of 1.00 to 1.00.

The obligations under the ABL Credit Agreement are guaranteed by each direct and indirect wholly-owned U.S. restricted subsidiary of the Company, subject to certain exceptions, and are secured by:

•	a perfected security interest in all present and after-acquired inventory, accounts receivable, deposit accounts, securities accounts, and any cash or other assets in such accounts and other related assets owned by the Company, the U.S. subsidiary borrowers and the U.S. subsidiary guarantors and the proceeds of any of the foregoing, except to the extent such proceeds constitute Cash Flow Priority Collateral, and subject to certain exceptions (the “ABL Priority Collateral”), which security interest is senior to the security interest in the foregoing assets securing the Cash Flow Facilities; and

•	a perfected security interest in the Cash Flow Priority Collateral, which security interest will be junior to the security interest in the Cash Flow Collateral securing the Cash Flow Facilities.

Additionally, the obligations of the Canadian borrowers under the ABL Credit Agreement are guaranteed by each direct and indirect wholly-owned Canadian restricted subsidiary of the Canadian borrowers, subject to certain exceptions, and are secured by substantially all assets of the Canadian borrowers and the Canadian subsidiary guarantors, subject to certain exceptions.

The ABL Credit Agreement includes a minimum fixed charge coverage ratio of 1.00 to 1.00, which is tested only when specified availability is less than 10.0% of the lesser of (x) the then applicable borrowing base and (y) the then aggregate effective commitments under the ABL Facility, and continuing until such time as specified availability has been in excess of such threshold for a period of 20 consecutive calendar days.

The foregoing summary of the ABL Credit Agreement, as amended, the related guarantee and collateral agreements and joinder agreements (collectively, the “ABL Credit Agreement Documents”), does not purport to be a complete description and is subject to and qualified in its entirety by reference to the full text of the ABL Credit Agreement Documents, copies of which are attached as Exhibits 10.9-10.18 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01.	Other Events

On April 15, 2021, the Company issued a press release announcing the closing of the Extension and Refinancing and Senior Notes Redemption, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Cash Flow Credit Agreement, dated as of April 12, 2018, by and among Ply Gem Midco, Inc., as borrower, the several banks and other financial institutions from time to time party thereto party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K dated November 20, 2018 and incorporated by reference herein).
10.2	First Amendment to Cash Flow Credit Agreement, dated as of November 14, 2018, by and among Ply Gem Midco, Inc., and JPMorgan Chase Bank, N.A., as administrative agent (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K dated November 20, 2018 and incorporated by reference herein).
10.3	Lender Joinder Agreement, dated as of November 16, 2018, by and among Ply Gem Midco, Inc., the additional commitment lender party thereto and JPMorgan Chase Bank, N.A., as administrative agent (filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K dated November 20, 2018 and incorporated by reference herein).
10.4	Second Amendment to Cash Flow Credit Agreement, dated as of April 15, 2021, by and among the Company, the several banks and other financial institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

10.5	Third Amendment to Cash Flow Credit Agreement, dated as of April 15, 2021, by and among the Company, the subsidiary guarantors party thereto, the several banks and other financial institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.
10.6	Increase Supplement to Cash Flow Credit Agreement, dated as of April 15, 2021, between the Company and the increasing lender party thereto.
10.7	Cash Flow Guarantee and Collateral Agreement, dated as of April 12, 2018, by and among Ply Gem Midco, Inc., the guarantors from time to time party thereto and JPMorgan Chase Bank, N.A., as collateral agent and administrative agent (filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K dated November 20, 2018 and incorporated by reference herein).
10.8	Cash Flow Joinder Agreement, dated as of November 16, 2018, by and among Ply Gem Midco, LLC, the Company, the subsidiary guarantors party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K dated November 20, 2018 and incorporated by reference herein).
10.9	ABL Credit Agreement, dated as of April 12, 2018, by and among Ply Gem Midco, Inc., as parent borrower, the subsidiary borrowers from time to time party thereto, the several banks and other financial institutions from time to time party thereto party thereto and UBS AG, Stamford Branch, as administrative agent and collateral agent (filed as Exhibit 10.8 to the Company’s Current Report on Form 8-K dated November 20, 2018 and incorporated by reference herein).
10.10	Amendment No. 1 to ABL Credit Agreement, dated as of August 7, 2018, by and among Ply Gem Midco, Inc., the subsidiary borrowers party thereto, the lenders and issuing lenders party thereto and UBS AG, Stamford Branch, as administrative agent and collateral agent (filed as Exhibit 10.9 to the Company’s Current Report on Form 8-K dated November 20, 2018 and incorporated by reference herein).
10.11	Amendment No. 2 to ABL Credit Agreement, dated as of October 15, 2018, by and among Ply Gem Midco, Inc., the subsidiary borrowers party thereto, the incremental lender party thereto and UBS AG, Stamford Branch, as administrative agent, collateral agent and swingline lender (filed as Exhibit 10.10 to the Company’s Current Report on Form 8-K dated November 20, 2018 and incorporated by reference herein).
10.12	Amendment No. 3 to ABL Credit Agreement, dated as of November 14, 2018, by and among Ply Gem Midco, Inc., the subsidiary borrowers party thereto, the lenders and issuing lenders party thereto and UBS AG, Stamford Branch, as administrative agent and collateral agent (filed as Exhibit 10.11 to the Company’s Current Report on Form 8-K dated November 20, 2018 and incorporated by reference herein).
10.13	Amendment No. 4 to ABL Credit Agreement, dated as of November 16, 2018, by and among Ply Gem Midco, Inc., the subsidiary borrowers party thereto, the incremental lenders party thereto and UBS AG, Stamford Branch, as administrative agent, collateral agent and swingline lender (filed as Exhibit 10.12 to the Company’s Current Report on Form 8-K dated November 20, 2018 and incorporated by reference herein).

10.14	Amendment No. 5 to ABL Credit Agreement, dated as of September 4, 2020, by and among the Company, the subsidiary borrowers party thereto, the lenders and issuing lenders party thereto and UBS AG, Stamford Branch, as administrative agent and collateral agent.
10.15	Amendment No. 6 to ABL Credit Agreement, dated as of April 15, 2021, by and among Cornerstone Building Brands, Inc., the subsidiary borrowers party thereto, the several banks and other financial institutions party thereto party thereto and UBS AG, Stamford Branch, as administrative agent and collateral agent.
10.16	ABL U.S. Guarantee and Collateral Agreement, dated as of April 12, 2018, by and among Ply Gem Midco, Inc., the U.S. subsidiary borrowers from time to time party thereto, the guarantors from time to time party thereto and UBS AG, Stamford Branch, as collateral agent and administrative agent (filed as Exhibit 10.13 to the Company’s Current Report on Form 8-K dated November 20, 2018 and incorporated by reference herein).
10.17	ABL Canadian Guarantee and Collateral Agreement, dated as of April 12, 2018, by and among the Canadian borrowers from time to time party thereto, the guarantors from time to time party thereto and UBS AG, Stamford Branch, as collateral agent and administrative agent (filed as Exhibit 10.14 to the Company’s Current Report on Form 8-K dated November 20, 2018 and incorporated by reference herein).
10.18	ABL Joinder Agreement, dated as of November 16, 2018, by and among Ply Gem Midco, LLC, the Company, the subsidiary guarantors party thereto and UBS AG, Stamford Branch, as administrative agent and collateral agent (filed as Exhibit 10.15 to the Company’s Current Report on Form 8-K dated November 20, 2018 and incorporated by reference herein).
99.1	Press release dated April 15, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE BUILDING BRANDS, INC.

By:	/s/ Jeffrey S. Lee
Jeffrey S. Lee
Executive Vice President, Chief Financial Officer and Chief Accounting Officer

Date: April 21, 2021